SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            THE SMITHFIELD COMPANIES
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             [Smithfield Logo Here]


                                                                   June 21, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Smithfield Companies, Inc. to be held at The Max, 425 Water Street, Portsmouth, Virginia, on Tuesday, July 30, 1996 at 9:00 A.M.

     The matters scheduled for consideration at the Annual Meeting are the election of directors and the ratification of the appointment of the Company's independent auditors. We will also report to you on the Company's condition and performance, and you will have ample opportunity to question management on matters that affect the interests of all stockholders.

     Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card in the accompanying envelope at your earliest convenience. Your vote is important.


                           /s/ RICHARD S. FULLER
                               Richard S. Fuller
                               President and Chief Executive Officer

                             [Smithfield Logo Here]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders of The Smithfield Companies, Inc. will be held at The Max, 425 Water Street, Portsmouth, Virginia on Tuesday, July 30, 1996 at 9:00 A.M. for the following purposes:

     1. To elect directors for the ensuing year, or until their successors have been elected and qualified;

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors for 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 7, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the Annual Meeting.

                                          By Order of the Board of
                                          Directors

                                          Peter D. Pruden, III
                                          SECRETARY

June 21, 1996

                                IMPORTANT NOTICE

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE POSTPAID ENVELOPE PROVIDED.

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 30, 1996

                                    GENERAL

     The following information is furnished in connection with the solicitation on behalf of the Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") of The Smithfield Companies, Inc. ("the Company") to be held Tuesday, July 30, 1996, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment thereof. Stockholders may revoke their proxies at any time prior to their exercise by written notice to the Company, by submitting a proxy bearing a later date, or by attending the Meeting and requesting to vote in person.

     The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary may be made in person, or by telephone, telegram or special letter by officers and regular employees of the Company acting without compensation other than regular compensation. Proxies properly executed will be voted at the Annual Meeting or any adjournments thereof in the manner specified therein.

     The approximate mailing date of this Proxy Statement and the accompanying proxy is June 21, 1996.

              OUTSTANDING STOCK, RECORD DATE AND VOTING SECURITIES

     The only class of outstanding voting securities of the Company is its Common Stock, no par or stated value (the "Common Stock").

     Stockholders of record at the close of business on June 7, 1996 will be entitled to vote at the Meeting. On that date, the Company had outstanding 1,376,460 shares of Common Stock. Each share of Common Stock is entitled to one vote at the Meeting. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of such business as shall come before the Meeting. Voting rights of the Common Stock are non-cumulative, so that holders of a majority of the outstanding shares represented at the Meeting can elect all of the directors.

     Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum. Shares for which the holder has elected to abstain or to withhold the proxies authority to vote on a matter will count toward a quorum, but "broker non-votes" will not count toward a quorum. Except for the election of directors, approval of other matters to be considered at the Meeting will require the affirmative vote of the holders of at least a majority of the share of outstanding Common Stock represented at the Meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Conversely, broker non-votes have no effect on the vote. With respect to the election of directors, the nominees receiving the greatest number of votes cast for the election of directors will be elected.

                             PRINCIPAL STOCKHOLDERS

     The only persons known by the Company to own beneficially more than 5% of the Company's Common Stock, the only class of outstanding voting securities of the Company, as of June 7, 1996, are:


NAME AND ADDRESS OF            AMOUNT AND NATURE OF         PERCENT
BENEFICIAL OWNER               BENEFICIAL OWNERSHIP        OF CLASS

James L. Cresimore                      257,118(1)           18.0%
P.O. Box 17743
Raleigh, NC 27619

SF Investments, Inc.                    214,248              15.0%
R Thompson-Wilmington Trust
Rodney Square North
Wilmington, DE 19890

Peter D. Pruden, III                   193,272(2)            13.5%
311 County Street
Portsmouth, VA 23704

Richard S. Fuller                      185,356(3)            13.0%
311 County Street
Portsmouth, VA 23704

Quest Advisory Corp.                    83,200                5.8%
1414 Avenue of the Americas
New York, NY 10019

The Smithfield Companies, Inc.          80,279(4)             5.6%
Employee Stock Ownership Plan
311 County Street
Portsmouth, VA 23704

     (1) Includes 5,000 shares subject to presently exercisable stock options and 3,500 shares owned by Mr. Cresimore's wife as to which Mr. Cresimore disclaims beneficial ownership and which Mr. Cresimore's wife has sole voting power and investment power.

     (2) Includes 12,500 shares subject to presently exercisable stock options and 2,000 shares held as custodian under the Uniform Gift to Minors Act. Includes 4,484 shares in which Mr. Pruden had a vested interest pursuant to the Company's Employee Stock Ownership Plan for which he exercises voting power but does not exercise dispositive power.

     (3) Includes 17,500 shares subject to presently exercisable stock options and 200 shares owned by Mr. Fuller's wife as to which Mr. Fuller disclaims beneficial ownership and which Mr. Fuller's wife has sole voting power and investment power. Includes 5,656 shares in which Mr. Fuller had a vested interest pursuant to the Company's Employee Stock Ownership Plan for which he exercises voting power but does not exercise dispositive power.

     (4) The trustee of the Company's Employee Stock Ownership Plan ("the ESOP") is Central Fidelity Bank ("the Trustee"). The Trustee exercises voting power with respect to shares of the ESOP not allocated to individual accounts and exercises dispositive power to all shares held by the ESOP.

                             ELECTION OF DIRECTORS

     Three directors will be elected at the Annual Meeting. One director will be elected to serve for a term of two years expiring on the date of the Annual Meeting in 1998. Two directors will be elected to serve for terms of three years expiring on the date of the Annual Meeting in 1999. Each director will continue in office until a successor has been elected. If any nominee is unable to serve, which the Board of Directors has no reason to expect, proxies will be voted for the remaining nominees or such other person or persons as may be designated by the Board of Directors. The names of the nominees for directors of the Company and the names of directors of the Company whose terms of office will continue after the Annual Meeting are listed in the following table.

                                                                                SHARES OF STOCK
                                                                                 BENEFICIALLY
                                 DIRECTOR          PRINCIPAL OCCUPATION           OWNED AS OF       PERCENTAGE
  NAME AND AGE OF DIRECTORS        SINCE         AND OTHER INFORMATION(1)        JUNE 7, 1996        OF CLASS
NOMINEE FOR TERM ENDING
  IN 1998
Bernard C. Baldwin, III (52)                  Partner with the law firm of              100            *
                                                Edmunds & Williams
NOMINEES FOR TERM ENDING
  IN 1999
Peter D. Pruden, III (51)          1981       Executive Vice President and          193,272(2)(4)      13.5%
                                                Secretary of the Company
Edward Acree (71)                  1983       President of Edward Acree and          27,978(3)          2.0%
                                                Assoc.
CONTINUING DIRECTORS WHOSE
  TERM ENDS IN 1997
James L. Cresimore (68)            1985       Chairman of Allegiance                257,118(3)(7)      18.0%
                                                Brokerage Company; Chairman
                                                of the Board
                                                of the Company
Richard S. Fuller (49)             1981       President and Chief Executive         185,356(6)         13.0%
                                                Officer of the Company
CONTINUING DIRECTOR WHOSE
  TERM ENDS IN 1998
Frank H. Buhler (69)               1985       Chairman and C.E.O. of Old             15,020(3)(5)       1.1%
                                                Dominion Box Co.
All Directors and Officers as                                                       687,949            48.1%
  a Group (7 persons)


     *   Less than 1%.

     (1) There has been no change in principal occupation or employment during past five years.

     (2) Includes 12,500 shares subject to presently exercisable stock options.

     (3) Includes 5,000 shares subject to presently exercisable stock options.

     (4) Includes 4,484 shares in which Mr. Pruden had a vested interest pursuant to the Company's Employee Stock Ownership Plan. Includes 2,000 shares held as custodian under the Uniform Gift to Minors Act.

     (5) Includes 4,980 shares owned by Mr. Buhler's wife as to which Mr. Buhler disclaims beneficial ownership and which Mr. Buhler's wife has sole voting power and investment power.

     (6) Includes 5,656 shares in which Mr. Fuller had a vested interest pursuant to the Company's Employee Stock Ownership Plan. Includes 17,500 shares subject to presently exercisable stock options. Includes 200 shares owned by Mr. Fuller's wife as to which Mr. Fuller disclaims beneficial ownership and which Mr. Fuller's wife has sole voting power and investment power.

     (7) Includes 3,500 shares owned by Mr. Cresimore's wife as to which Mr. Cresimore disclaims beneficial ownership and which Mr. Cresimore's wife has sole voting power and investment power.

              COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of the Company's Common Stock on Form 3 and reports of changes therein on Form 4 and 5. Based on its review of the forms required by
Section 16(a) of the Securities Exchange Act of 1934 that have been received by the Company or written representations from certain reporting persons that no statements on Form 5 were required, the Company believes that all filing requirements applicable to its officers, directors or beneficial owners of greater than 10% of its Common Stock have been complied with.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

DIRECTORS' FEES

     Directors, who are not employees of the Company, receive $1,100 for each Board meeting attended and $500 for each committee meeting attended.

     Edward Acree, a director of the Company is the President of Edward Acree & Associates, a marketing consulting firm which renders services to the Company. Edward Acree & Associates received $12,000 from the Company during the 1996 fiscal year.

     Bernard C. Baldwin, III, a director of the Company, is a partner with the law firm of Edmunds & Williams, the Company's Counsel. Edmunds & Williams was paid $61,333 in fees during the 1996 fiscal year.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors held four meetings during the year. The committees of the Board of Directors include a Compensation Committee and an Audit Committee. The Board has no nominating Committee.

     The Compensation Committee includes Edward Acree, Chairman, James L. Cresimore and Frank H. Buhler. The committee approves the compensation to be paid to the Company's executive officers and also approves the issuance of stock options under the Company's Stock Option Plan. The committee held two meetings during the year.

     The Audit Committee includes Frank H. Buhler, Chairman and Edward Acree. The Committee's primary responsibility is the recommendation to the Board of Directors of a firm to be engaged by the Company as its independent public accountants and to review the results of the independent accountants' examination and recommendations with respect to accounting practices and procedures and internal control. The Committee held one meeting during the year.

     All Directors of the Company attended at least 75% of all meetings of the Board and of Committees of the Board on which they served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     James L. Cresimore, Chairman of the Board of the Company, serves on the Compensation Committee. Mr. Cresimore is not an employee, nor does he receive a salary (other than director's fees) from the Company.

     James L. Cresimore, Chairman of the Board of the Company is Chairman of the Board of Allegiance Brokerage Company, a food broker which performed food brokerage services for the Company's Bunker Hill division. Allegiance received payments for sales brokerage commissions totaling $68,377 from the Company during the 1996 fiscal year.

     Frank H. Buhler, a director of the Company is Chairman and C.E.O. of Old Dominion Box Co. which supplies packaging materials to the Company's Bunker Hill and Williamsburg units. Old Dominion Box Co. received $7,289 from the Company during the 1996 fiscal year.

     The Company believes the terms of these arrangements are competitive with those available from unaffiliated vendors and are in the normal course of business.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements, dated June 7, 1988 with Richard S. Fuller and Peter D. Pruden, III. These employment agreements are initiated only if an individual or entity owns an 20% interest in the Company's Common Stock by direct or beneficial ownership and the employee is still in the employment of the Company. Until an 20% interest in the Company's Common Stock is owned by an individual or entity, Messrs. Fuller and Pruden are at will employees of the Company. If the employment agreement is initiated, the employee will receive a gross annual salary of an amount equal to the highest annual salary ever received by the employee from the Company. The term of the employment agreements are five years from the date they are initiated. In the event of a "change in control" of the Company, the employee may terminate his employment and receive a one time severance pay of three times the employee's annual salary. "Change in control" is defined as (a) the acquisition by a third person or entity of 30% or more of the Company's outstanding shares or (b) a transaction that results in the persons who were directors of the Company before the transaction ceasing to constitute a majority of the Board of Directors of the Company and the Board fails to recommend the transaction to the stockholders of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and its other executive officers whose annual compensation exceeded $100,000 as well as the total compensation paid to each individual for the Company's two previous fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                ANNUAL COMPENSATION                AWARDS
         NAME AND                                              OTHER ANNUAL        STOCK            ALL OTHER
    PRINCIPAL POSITION         YEAR     SALARY      BONUS      COMPENSATION       OPTIONS        COMPENSATION (1)
                                          ($)        ($)           ($)              (#)                ($)
Richard S. Fuller,             1996     119,226     50,000           *                 --             18,076
  President and Chief          1995     116,019     49,754           *                 --              6,714
  Executive Officer            1994     112,407     32,734           *                 --              5,671
Peter D. Pruden, III           1996     100,769     24,279           *                 --             14,681
  Executive Vice               1995      98,064     18,842           *                 --              5,144
  President                    1994      95,020     15,199           *                 --              4,335


*Perquisites during the year were not in excess of the lesser of $50,000 and 10% of salary and bonus. There is no other "Other Annual Compensation."

(1) These amounts include Company contributions to its Profit Sharing Plan and Employee Stock Ownership Plan allocated to each named executive officer.


                             OPTION/SAR GRANT TABLE

There were no options or SAR's granted to executive officers during the year ended March 31, 1996.

                       AGGREGATE OPTION/SAR EXERCISES IN
           THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES


                                                                                    VALUE OF UNEXERCISED
                                                  NUMBER OF UNEXERCISED                  IN-THE-MONEY
                                                    OPTIONS/SARS AS OF                  OPTIONS/SARS
                 SHARES ACQUIRED   VALUE                 3/31/96                         AS OF 3/31/96
NAME               ON EXERCISE    REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                       (#)          ($)           (#)              (#)               ($)              ($)
Richard S. Fuller       0            0           17,500             0              $58,750             0
Peter D. Pruden, III    0            0           12,500             0              $41,250             0


The fair market value of a share of common stock on March 31, 1996 was $11.25.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board is comprised of nonemployee directors and has the responsibility for establishing general compensation and employee benefit policies and the specific compensation of the Company's executive officers. The Compensation Committee also has the authority to fix the terms of and grant options under the Company's Stock Option Plan. Conceptually, the committee believes bonuses should only be awarded for above average performance.

     In general, the Compensation Committee strives to meet the following objectives in making compensation decisions: 1) provide overall compensation that equals industry standards to ensure the Company's ability to attract and retain highly qualified personnel; 2) re-enforce performance objectives through the use of incentive compensation programs, 3) reward excellent individual performance with special consideration to specific projects completed or adverse conditions overcome; and 4) provide incentive to contribute to the long-term growth of the Company and shareholder value. The committee believes the compensation paid for the year ended March 31, 1996 met its objectives. There are currently three principal components to executive compensation -- salaries, bonuses and stock options. Total compensation is weighted more heavily on incentives that are based on the income generated by each operating division of the Company.

     BASE COMPENSATION: Base salaries are determined annually based on the executive's background, experience and overall performance with the Company. The Committee annually examines market compensation levels and trends observed in the labor market. Salary decisions are determined by the committee in a subjective annual review considering all of the above informal policies and practices, with consideration given to direct input from the Chief Executive Officer ("CEO"). This annual review consists of discussions with the CEO and considers the decision-making responsibilities, experience and work performance of each executive. After considering all of these objectives, the Committee recommended increases in base compensation of approximately 3% during the year.

     ANNUAL BONUS PLAN: Bonuses are determined annually on the basis of an informal plan which sets targets that an individual may achieve. The established targets are set at the beginning of the fiscal year. Minimum income standards based on a rate of return on assets must be established before a bonus is received. The CEO's input is considered when setting measures and goals for other executive officers. Bonus awards for most executive officers are calculated pursuant to a formula based on pre-tax income, either on a consolidated basis or for a particular subsidiary and also includes amounts for pre-established goals during the year. Bonus awards in 1996 included amounts associated with the successful sale of the Company's Bunker Hill division. Bonus awards for fiscal 1996 averaged 32% of the executive base salary compared to an average of 26% for fiscal 1995. The increase is due to the sale of the Bunker Hill division during the year.

     STOCK OPTIONS: Individual stock option grants are determined by the Committee on an individual basis to provide executive officers long term incentives to increase shareholder value.

     CEO COMPENSATION: In evaluating compensation for the chief executive officer, the Compensation Committee has historically followed the same principles generally applicable to other executive officers. Base compensation for 1996 for the CEO increased 3% over 1995 which was comparable to the other executive officers. For fiscal 1996 the Compensation Committee recommended a bonus for Mr. Fuller which was based on the Committee's view of his leadership and individual performance and the execution of the sale of assets of the Company's Bunker Hill division. Mr. Fuller's fiscal 1996 bonus amounted to 42% of his base salary compared to 43% for fiscal 1995.

                                By the Compensation Committee
                                     Edward Acree, Chairman, Frank H. Buhler,
                                     James L. Cresimore

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative shareholder return (assuming reinvestment of dividends), for the period from March 31, 1991 through March 31, 1996 from an investment of $100 in: 1) The Company's Common Stock 2) The Russell 2000, a small-cap overall market index, and 3) a Company-selected peer group (the Peer Group Index)

                               [Graph Goes Here]


                                   3/91   3/92    3/93    3/94   3/95    3/96

The Smithfield Companies, Inc.     100     112     118    109     140    181
The Peer Group Index               100      83      86    102     147    131
The Russell 2000                   100     121     139    154     163    211


     The Peer Group Index, which is weighted by market capitalization, consists of seven publicly traded companies in the food manufacturing industry whose business and operations are believed by the Company's management to be comparable to those of the Company. The Companies included in the Peer Group Index are: Doughtie's Foods, Inc., Provena Foods, Inc., Seneca Foods Corp., Stokely USA, Inc., and Goodmark Foods, Inc.

                            APPOINTMENT OF AUDITORS

     Subject to ratification by the shareholders the Board of Directors has re-appointed Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Company for the current fiscal year.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                      1997 ANNUAL MEETING OF STOCKHOLDERS

     Any shareholder desiring to make a proposal to be acted upon at the 1997 Annual Meeting must present such proposal to the Company no later than March 31, 1997, by certified mail, return receipt requested.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

     Copies of the Company's Annual Report on Form 10-K for the year ended March 31, 1996, as filed with The Securities and Exchange Commission, can be obtained without charge, upon written request to: Mark D. Bedard, Chief Financial Officer, The Smithfield Companies, Inc., The Smithfield Building, 311 County Street, Suite 203, Portsmouth, Virginia 23704.

                                          By Order of the Board of Directors,

                                                   Peter D. Pruden, III
                                                        SECRETARY

June 21, 1996

                         THE SMITHFIELD COMPANIES, INC.
PROXY    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard S. Fuller and Peter D. Pruden, III as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of The Smithfield Companies, Inc. held on record by the undersigned on June 7, 1996, at the annual meeting of shareholders to be held on July 30, 1996, or any adjournment thereof.

1. ELECTION OF DIRECTORS:

[ ] FOR all nominees listed below                                  [ ] WITHHOLD AUTHORITY to vote for all nominees
                                                                       listed below
    (except as indicated to the contrary below)

         Bernard C. Baldwin, III, Peter D. Pruden, III and Edward Acree

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. as the independent public accountants of the corporation.

                  [ ]  FOR   [ ]  AGAINST    [ ]  ABSTAIN

3. The transaction of any other business which may properly come before the Meeting. Management at present knows of no other business to be presented at the Meeting.

                  (Continued and to be signed on the reverse)

                          (Continued from other side)

    This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made this proxy will be voted FOR each proposal.

                                              Dated                       , 1996

                                                          Signature

                                                  Signature if held jointly

                                              Please mark, sign, date and return
                                              the Proxy Card promptly, using the
                                              enclosed envelope.